Exhibit 99.1

United Rentals, Inc.
100 First Stamford Place
Suite 700
Stamford, CT 06902
Telephone: 203 622 3131
Fax: 203 622 6080
www.unitedrentals.com

United Rentals and Neff Corporation Announce Early Termination

of Hart-Scott-Rodino Waiting Period

STAMFORD, Conn. and MIAMI – September 25, 2017 – United Rentals, Inc. (NYSE: URI) (“United Rentals” or “the company”) and Neff Corporation (NYSE: NEFF), operating as Neff Rental (“Neff”), today announced that on September 21, 2017, the U.S. Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) with respect to the pending acquisition of Neff by United Rentals.

The termination of the waiting period under the HSR Act satisfies one of the conditions to the closing of the pending acquisition, which remains subject to other customary closing conditions. The company has reaffirmed its expectation that the transaction will close in early October.

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world. The company has an integrated network of 960 rental locations in 49 states and every Canadian province. The company’s approximately 13,700 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers approximately 3,300 classes of equipment for rent with a total original cost of $10.3 billion. United Rentals is a member of the Standard & Poor’s 500 Index, the Barron’s 400 Index and the Russell 3000 Index® and is headquartered in Stamford, Conn. Additional information about United Rentals is available at unitedrentals.com.

About Neff Corporation

Neff is a leading regional equipment rental company in the United States, focused on the fast growing Sunbelt States. Based in Miami, FL, the company offers a broad array of equipment rental solutions for its more than 15,000 customers, focusing on key end user markets including infrastructure, non-residential construction, energy and municipal and residential construction. Neff has 69 branches, approximately 1,160 employees and a broad fleet of equipment, including earthmoving, material handling, aerial and other rental equipment to meet specific customer needs.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. Forward-looking statements involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and, therefore, you should not place undue reliance on them. No forward-looking statement, including the updated financial outlook set forth above and any such statement concerning the completion and anticipated benefits of the proposed transaction, can be guaranteed, and actual results may differ materially from those projected. United Rentals undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the equipment rental industries, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” “2017E” (to denote 2017 expected) and similar expressions to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the SEC reports filed by United Rentals and Neff, as well as the possibility that (1) the length of time necessary to consummate the proposed transaction may be longer than anticipated; (2) problems may arise in successfully integrating the businesses of United Rentals and Neff, including, without limitation, problems associated with the potential loss of any key employees of Neff; (3) the proposed transaction may involve unexpected costs, including, without limitation, the exposure to any unrecorded liabilities or unidentified issues that we fail to discover during the due diligence investigation of Neff which will not be subject to indemnification or reimbursement by Neff, as well as potential unfavorable accounting treatment and unexpected increases in taxes; (4) our businesses may suffer as a result of uncertainty surrounding the proposed transaction, any adverse effects on our ability to maintain relationships with customers, employees and suppliers, or the inherent risk associated with entering a geographic area or business; and (5) the industry may be subject to future risks that are described in the “Risk Factors” section of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC by United Rentals and Neff. United Rentals and Neff give no assurance that they will achieve their expectations and do not assume any responsibility for the accuracy and completeness of the forward-looking statements.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of United Rentals and Neff described in the “Risk Factors” section of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. All forward-looking statements included in this document are based upon information available to United Rentals and Neff, as applicable, on the date hereof; and United Rentals and Neff assume no obligations to update or revise any such forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed acquisition, Neff prepared and distributed to its stockholders a definitive information statement containing the information with respect to the proposed merger specified in Schedule 14C promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and describing the proposed merger. Neff’s stockholders are urged to carefully read the information statement regarding the proposed merger and any other relevant documents in their entirety because they will contain important information about the proposed acquisition. You may obtain copies of all documents filed with the SEC regarding the proposed merger, free of charge, at the SEC’s website, http://www.sec.gov, or on the Investor Relations section of Neff’s website (www.neffrental.com), or by directing a request to Neff by mail or telephone as set forth above.

###

Contact Information:

United Rentals, Inc.

Ted Grace

(203) 618-7122

Cell: (203) 399-8951

tgrace@ur.com

Neff Corporation

Mark Irion, Chief Financial Officer

OR

Brian Coolidge, Director of Financial Reporting

(305) 513-3350

InvestorRelations@neffcorp.com